Exhibit 5.1

Date: October 6, 2022

To:

ParaZero Technologies Ltd.
30 Dov Hoz Street

Kiryat Ono, 5555626

Israel

Re: Registration Statement on Form F-1

Ladies and Gentlemen:

We have acted as Israeli counsel to ParaZero Technologies Ltd. (the “Company”) an Israeli corporation, in connection with the registration (including in connection with an over-allotment option granted to the Underwriter (as defined below)) and proposed maximum aggregate offering price by the Company of up to $31,121,480 of: (A) (i) ordinary shares, par value NIS 0.02 per share (the “Ordinary Shares”), of the Company (the “Firm Shares”), (ii) warrants to purchase Ordinary Shares (the “Underwriter’s Warrants”) issuable to the Underwriter; and (iii) Ordinary Shares underlying the Underwriter’s Warrants (“Warrant Shares”); and (B) (i) 3,597,442 Ordinary Shares offered for resale on behalf of the selling shareholders described in the Registration Statement (as defined below) (the “Secondary Shares”), and (ii) up to 504,979 Ordinary Shares issuable under certain Simple Agreements for Future Equity (each, a “SAFE”) and offered for resale on behalf of the selling shareholders described in the Registration Statement (“SAFE Shares”), each in connection with an underwritten public offering of the Company (the “Offering”) and the offer for resale of the Secondary Shares and SAFE Shares pursuant to the Company’s Registration Statement on Form F-1 (File No. 333-265178) (as amended, the “Registration Statement”) filed with the United States Securities and Exchange Commission (the “SEC”) under United States Securities Act of 1933, as amended (the “Securities Act”). Capitalized terms used but not defined herein shall have the meanings assigned to them in the Registration Statement.

In connection with this opinion, we have examined the originals, or photocopies or copies, certified or otherwise identified to our satisfaction, of the Registration Statement filed by the Company with the SEC and as to which this opinion is filed as an exhibit, the exhibits to the Registration Statement, including the form of Underwriting Agreement to be entered into between the Company and Aegis Capital Corp., copies of the Company’s articles of association, as amended, and resolutions of the Company’s Board of Directors (the “Board”) and general meeting of the shareholders which have heretofore been approved and relate to the Offering. We have also examined the originals, or photocopies or copies, certified or otherwise identified to our satisfaction of such corporate records, certificates, agreements, documents and other instruments and have made such investigation of matters of fact and law, as we have deemed relevant and necessary for the basis of our opinions hereafter set forth.

In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the truth, accuracy and completeness of the information, representations and warranties contained in the corporate records, documents, certificates and instruments we have reviewed and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof. As to all questions of fact material to the opinions set forth herein, we did not independently establish or verify such facts and we have relied, without independent investigation, upon statements, certificates or comparable documents of officers and representatives of the Company and upon certificates of public officials. We have considered such questions of Israeli law as we have deemed necessary for the purpose of rendering this opinion.

Based on and subject to the foregoing, we are of the opinion that (i) upon payment to the Company of the consideration in such amount and form as shall be determined by the Board or by an authorized committee thereof, the Firm Shares, when issued and sold in the Offering as described in the Registration Statement, will be duly and validly issued, fully paid and non-assessable; (ii) the Warrant Shares, when issued and sold by the Company and delivered by the Company against receipt of the exercise price therefor as shall be determined by the Board or an authorized committee thereof, in accordance with and in the manner described in the Registration Statement and the Underwriter’s Warrants, will be validly issued, fully paid and non-assessable; (iii) the Secondary Shares have been duly authorized, and are validly issued, fully paid and non-assessable, and (iv) the SAFE Shares, when issued by the Company, in accordance with and in the manner described in the SAFEs, will be validly issued, fully paid and non-assessable.

We are members of the Bar of the State of Israel and we express no opinion as to any matter relating to the laws of any jurisdiction other than the laws of Israel and have not, for the purpose of giving this opinion, made any investigation of the laws of any other jurisdiction than Israel and have not, for the purpose of giving this opinion, made any investigation of the laws of any other jurisdiction than the State of Israel. This opinion letter is effective only as of its date and the opinions expressed herein are based upon the law in effect (and published or otherwise generally available) on the date hereof, and we assume no obligation to revise or supplement this opinion letter should such law be changed by legislative action, judicial decision or otherwise. This opinion letter is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters. In addition, we render no opinion in relation to any representation made or given in the Registration Statement.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name wherever it appears in the Registration Statement. In giving such consent, we do not believe that we are “experts” within the meaning of such term as used in the Securities Act, or the rules and regulations of the SEC issued thereunder with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

Very truly yours,

/s/ Gornitzky & Co.
Gornitzky & Co.